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                                   EXHIBIT 21
                                   ----------

                               SUBSIDIARIES LIST

     Set forth below is information with respect to the Company and its subsidiaries, along with the respective states or countries of incorporation. Unless otherwise noted, each subsidiary is wholly owned.

                                                           STATE OR COUNTRY
               NAME                                        OF INCORPORATION
               ----                                        ----------------
Smart & Final Inc.                                            Delaware

     Smart & Final Stores Corporation                         California

     Smart & Final Nevada                                     Nevada

     Smart & Final de Mexico, S.A. de C. V.                   Mexico

          Smart & Final del Noroeste, S.A. de C. V.*          Mexico

Casino Frozen Foods, Inc.                                     California

American Foodservice Distributors, Inc.                       California

     Port Stockton Food Distributors, Inc.                    California

          CB Foods, Inc.                                      California

     Henry Lee Company**                                      Florida

          Henry Lee Exports Corp.                             Florida

          Okun Produce Company                                Florida

     AmeriFoods Trading Company                               Florida

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*    Smart & Final del Noroeste, S.A. de C.V. is a 50% owned subsidiary of Smart
& Final de Mexico, S.A. de C. V.

**   Henry Lee is a 90% owned subsidiary of American Foodservice Distributors,
Inc.